Exhibit 99.1

FOR IMMEDIATE RELEASE

Charlotte’s Web Gummies Launching at GNC Locations Across 24 States

Includes full spectrum hemp CBD formulations for Sleep, Calm, Recovery, Immunity, Daily Wellness, and THC-Free†

DENVER - January 18, 2022 - (TSX:CWEB) (OTCQX:CWBHF) Charlotte’s Web Holdings, Inc. (“Charlotte’s Web,” or the “Company”), the market leader in full spectrum hemp extract products, today announced a national distribution agreement with GNC, a leading specialty retailer of nutritional products with more than 2,000 locations in the United States. Initial shipments of six varieties of Charlotte’s Web Gummies will be available for purchase at GNC retail locations across 24 states, with the intent to expand into additional states.

“To best reach and serve consumers we rely, in part, on strong partnerships with proven mass retail partners,” said Jacques Tortoroli, Chief Executive Officer of Charlotte’s Web. “GNC’s established retail footprint adds depth to our reach domestically and broadens consumer access to our high-quality hemp CBD products. We expect GNC will become one of our largest retail customers this year, and we are excited about the growth provided by bringing our two leading brands together.”

Charlotte’s Web Gummies are made with full spectrum hemp extract from its patented hemp cultivars. Vegan and non-GMO, Charlotte’s Web extracts contain the naturally occurring phytocannabinoid cannabidiol (“CBD”), plus terpenes, flavonoids, and other beneficial hemp compounds. Charlotte’s Web Gummies are developed with superior formulations using high-

quality hemp extract enhanced with functional herbs and botanical supplements that work in synergy to further support targeted wellness needs.

Charlotte’s Web gummy options available at GNC include:

•Charlotte’s Web™ DAILY WELLNESS: Full-spectrum hemp extract with 15mg of CBD per serving to support everyday use. (Raspberry Lime flavor)

•Charlotte’s Web™ SLEEP: Full-spectrum hemp extract with 10 mg of CBD and 3mg of melatonin to support restful sleep*. (Raspberry flavor)

•Charlotte’s Web™ CALM: Full-spectrum hemp extract with 10 mg of CBD, and 75mg of lemon balm to support everyday stresses and feel relaxed, but not sleepy*. (Lemon Lime flavor)

•Charlotte’s Web™ RECOVERY: Full-spectrum hemp extract with 10 mg of CBD, 25mg of ginger, and 50mg curcuminoids for exercise and active lifestyles to support your body’s healthy inflammatory response and target joint health*. (Ginger flavor)

•Charlotte’s Web™ IMMUNITY: Full-spectrum hemp extract with 10mg CBD, 90mg Vitamin C from organic acerola extract and ascorbic acid, 20 mcg vegan Vitamin D3, and 70mg organic Astragalus root to support immune function*. (Lemon Berry flavor)

•Charlotte’s Web™ THC-FREE†: Broad-spectrum extract with beneficial hemp phytocompounds including 15mg CBD per serving to support everyday wellness, whether on the job or at home. (Mango Peach flavor)

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About GNC
GNC is a leading global health and wellness brand that provides high quality science-based products and solutions consumers need to live mighty, live fit and live well.

The brand touches consumers worldwide by providing its products and services through company-owned retail locations, domestic and international franchise locations, digital commerce and strong wholesale and retail partnerships across the globe. GNC's diversified, multi-channel business model has worldwide reach and a well-recognized, trusted brand. By combining exceptional innovation, product development capabilities and an extensive global distribution network, GNC manages a best-in-class product portfolio. www.gnc.com.

About Charlotte’s Web Holdings, Inc.
Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, Colorado, is the market leader in innovative hemp extract wellness products under a family of brands which includes Charlotte’s Web™, CBD Medic™, CBD Clinic™, and Harmony Hemp™. Charlotte’s Web branded premium quality products start with proprietary hemp genetics that are 100-percent American farm grown and manufactured into hemp extracts containing naturally occurring phytocannabinoids including cannabidiol (“CBD”), CBC, CBG, terpenes, flavonoids, and other beneficial hemp compounds. The Company’s CW Labs R&D division, advances hemp science at two centers of excellence in Louisville, Colorado, and the Hauptmann Woodward Research Institute at the University at Buffalo, part of the

State University of New York (SUNY) network. Charlotte's Web product categories include full spectrum hemp extract oil tinctures (liquid products), gummies (sleep, stress, immunity, exercise recovery), capsules, CBD topical creams and lotions, as well as products for dogs. Charlotte’s Web products are distributed to more than 14,000 retail doors and 8,000 health care practitioners, and online through the Company's website at www.CharlottesWeb.com.

† THC-Free means trace amounts less than 0.01% or 100 parts per million.

* These statements have not been evaluated by the U.S. Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.

Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the Company's expansion activities and growth strategy; the Company's expectations regarding future cash flow and its financial position; the results of cost saving efforts; the impact and results of the Company's reorganization; market share expectations; and impacts of regulatory changes.

Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking information include, among others, economic and financial conditions, consumer trends, supply assumptions and the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Form 10, as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For more information:

Investors:
Cory Pala
Director of Investor Relations
(720) 484-8930
Cory.Pala@CharlottesWeb.com

Media: Media@CharlottesWeb.com

Charlotte’s Web Holdings, Inc.
THE WORLD’S MOST TRUSTED HEMP EXTRACT™